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                                                                   EXHIBIT 10.12

LOGO    8x8, INC.
                                                                       EXHIBIT A

                                 PROMISSORY NOTE


$61,200                                                  Santa Clara, California

                                                                   June 29, 1996


         FOR VALUE RECEIVED, /s/ Sandra Abbott promises to pay to 8x8, Inc., a California corporation (the "Company"), or order, the principal sum of Sixty-one thousand two hundred ($61,200 ), together with interest on the unpaid principal hereof from the date hereof at the rate of six and four tenths percent (6.4%) per annum, compounded semiannually and paid when the principal is due.

         Principal and any accrued but unpaid interest shall be due and payable five (5) years from the date of this Note. Should the undersigned fail to make full payment of principal or interest for a period of 10 days or more after the due date thereof, the whole unpaid balance on this Note of principal and interest shall become immediately due at the option of the holder of this Note. Payments of principal and interest shall be made in lawful money of the United States of America. Payments shall be applied first to interest, then to principal.

         The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

         This note is subject to the terms of the Stock Purchase Agreement dated as of this same date. This Note is secured by a pledge of the Company's Common Stock under the terms of a Security Agreement of even date herewith and is subject to all the provisions thereof.

         The holder of this Note shall have full recourse against the undersigned to the extent of one tenth (1/10) of the face amount of the Note plus any accrued but unpaid interest, and shall be required to proceed against the collateral securing this Note in the event of default before proceeding against the undersigned. Thus one-tenth of the principal is personal recourse and all interest is personal recourse.

         In the event that undersigned shall cease to be an employee, director or consultant of the Company for any reason, this Note shall at the option of the Company, be accelerated, and the whole unpaid balance on this Note of principal and accrued interest shall be immediately due and payable thirty days after ceasing to be an employee, director or consultant or one year if termination is due to death or disability. In any event, this note is due and payable before the undersigned transfers the stock; provided that as a proportionate amount of the principal is paid, a proportionate amount of the stock securing this Note will be released from the pledge and then be free of any lien related to this note.

         This Note is governed by the laws of California.



                                                 /s/ Sandra Abbott
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                                                 Sandra Abbott
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